Schedule  II
                                       S-2

                         MATHSOFT, INC. AND SUBSIDIARIES

                        Valuation and Qualifying Accounts



                                      BALANCE,     CHARGED TO                  BALANCE,
                                     BEGINNING OF   COSTS AND                    END OF
                                        PERIOD      EXPENSES     DEDUCTIONS     PERIOD

Year Ended December 31, 1998:
Allowance for doubtful accounts . . . . .  $  459,820  $   97,708  $388,466  $  169,062
Allowance for sales returns . . . . . . .   1,138,513     122,487   560,453     700,547
                                           ----------  ----------  --------  ----------

Total reserve for accounts receivable . .  $1,598,333  $  220,195  $948,919  $  869,609
                                           ==========  ==========  ========  ==========

Six-Month Period Ended December 31, 1997:
Allowance for doubtful accounts . . . . .  $  410,825  $   56,660  $  7,665  $  459,820
Allowance for sales returns . . . . . . .   1,309,031     105,119   275,637   1,138,513
                                           ----------  ----------  --------  ----------

Total reserve for accounts receivable . .  $1,719,856  $  161,779  $283,302  $1,598,333
                                           ==========  ==========  ========  ==========

Year Ended June 30, 1997:
Allowance for doubtful accounts . . . . .  $  376,734  $   83,297  $ 49,206  $  410,825
Allowance for sales returns . . . . . . .     398,944   1,306,858   396,771   1,309,031
                                           ----------  ----------  --------  ----------

Total reserve for accounts receivable . .  $  775,678  $1,390,155  $445,977  $1,719,856
                                           ==========  ==========  ========  ==========

Year Ended June 30, 1996:
Allowance for doubtful accounts . . . . .  $  510,322  $   73,573  $207,161  $  376,734
Allowance for sales returns . . . . . . .     536,642     348,549   486,247     398,944
                                           ----------  ----------  --------  ----------

Total reserve for accounts receivable . .  $1,046,964  $  422,122  $693,408  $  775,678
                                           ==========  ==========  ========  ==========